AMENDED AND RESTATED
                                   CHARTER OF
                                  C B & T, INC.


     Pursuant to the Tennessee Business Corporation Act, the undersigned corporation hereby adopts the following as its charter:

     1. The name of the corporation is C B & T, Inc.

     2. The maximum number of shares that the corporation shall have the authority to issue is:

          One million (1,000,000) shares of common stock, with a par value of two and 50/100 dollars ($2.50) per share, all of which shall have equal rights and privileges with each other share and which have unlimited voting rights and which are entitled to receive the net assets of the corporation upon dissolution.

     3. The street address of the registered office of the corporation shall be 101 East Main Street, McMinnville, Warren County, Tennessee 37110. The name of the corporation's registered agent at its registered office is Jeffrey A. Golden.

     4. The address of the principal office of the corporation is 101 East main Street, McMinnville, Warren County, Tennessee 37110.

     5. The corporation is for profit.

     6. The purposes for which the corporation is organized are:

          (a) To carry on the business of a bank holding company, as defined in the Bank Holding Company Act of 1956, as amended, and to do all acts and things now and hereinafter permitted to be done by such a company.

          (b) To exercise all powers granted to such corporations by and under applicable law, to act as principal, as a member of a joint venture or as agent for others, including, but not limited to the acquisition, ownership, operation, management, and disposition of all types of enterprises, properties, and investments, such as real estate, leasehold interests as either lessor or lessee, and all other types of interests in real estate; all kinds of tangible property, including without limitation, equipment, fixtures, machinery, livestock, commodities, minerals, timber, motor vehicles, aircraft, computers, ships, and any other vessels; and intangible property such as stocks, bonds, mortgages, notes, contracts, evidences of indebtedness, options, securities, debentures, and any forms or variations of any of the above, and any other asset, enterprise, or investment which a holding company may own, manage, or in which it may have an interest.



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



          (c) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, association, or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency, or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession, or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession, or municipality of any of the foregoing; and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used in this charter shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, or, in general, any interests or instruments commonly known as "securities," or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing. The terms "securities, contracts, and properties" and all other terms above listed as assets and forms of property which the corporation may own or have an interest in shall be given their broadest connotation and construction and shall include fractional undivided interests in lands or minerals, temporary or interim in lands or minerals, temporary or interim certificates, subscriptions, voting trust certificates, options, warrants, and any and all contracts (written or unwritten), or documents relating to or evidencing investments of all kinds.

          (d) To make, establish, and maintain investments in securities, and to supervise and manage such investments.

          (e) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency, or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession, or municipality thereof, one or more corporations, firms, organizations, associations, or other entities and to cause the same to be operated and/or to be dissolved, wound up, liquidated, merged, or consolidated.

          (f) To acquire by purchase or exchange, or by transfer to, or by merger or consolidation, with, the corporation or any corporation, firm, organization, association, or other entity owned or controlled, directly or indirectly, by the corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association, or other entity; to operate and/or


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



               carry on the business of same, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof; to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by any other lawful means.

          (g) To aid by loan, subsidy, guaranty, or in any other lawful manner, any corporation, firm, organization, association, or other entity of which any securities are in any manner directly or indirectly held by the corporation, or in which the corporation, association, or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association, or entity; to guarantee, with or without recourse, against any such corporation, firm, or organization, association, or entity, or to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association, or entity; to do any and all other acts and things for the enhancement, protection, or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed, or assumed by the corporation, and to do any and all acts and things designed to accomplish any such purpose.

          (h) To borrow money for any business, object, or purpose of the corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired.

          (i) To render service, assistance, counsel, and advice to, and to act in any capacity as representative or agent (whether managing, operating, financial, purchasing, selling, advertising, or otherwise) of, any corporation, firm, organization, association, or other entity.

          (j) To engage in any lawful business and, in connection therewith, to do any lawful act in furtherance of or otherwise necessary or convenient to such business.

          (k) To engage in management consulting and to provide management for any business, enterprise, venture, or asset in which the corporation shall be interested, either for its own account or for the account of others.

     The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the corporation of the general powers now or hereafter conferred


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



by the laws of the State of Tennessee upon corporations formed under the Tennessee Business Corporation Act, as the same shall or may be from time to time amended and/or recodified.

     7. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its Directors, and of its shareholders or any class thereof, as the case may be, it is further provided:

          (a) The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman, the President and Chief Executive Officer, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the by-laws.

          (b) Whenever the Board of Directors is required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, if all the Directors entitled to vote thereon consent to the taking of action on written consent without a meeting. Any such action shall be as valid and effective as any resolution duly adopted at an annual or regularly scheduled or special meeting of the Board of Directors.

          (c) The Board of Directors shall have the power by majority vote of the Directors present at a meeting at which a quorum is present to adopt, amend, or repeal any of the by-laws of the corporation, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders.

          (d) The corporation from time to time may provide either directly or through the purchase of insurance, for the indemnification of Directors, officers, employees, and agents of the corporation and of any of its subsidiaries to the fullest extent permitted by law.

          (e) Each holder of the common stock of the corporation shall have one vote in respect of each share of stock held by him of record on the books of the corporation on all matters to be voted upon by the shareholders.

          (f) The Board of Directors shall have authority to issue bonds, debentures, notes, or other obligations of the corporation, and to fix all the terms thereof, including without limitation the convertibility or non-convertibility thereof. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered shall be deemed fully paid and not liable to any further call or assessment.

          (g) Any part of the authorized capital stock and any bonds, debentures, notes, or other obligations of the corporation may at any time, to the extent permitted by law, be issued, optioned, or reserved for sale, sold, or disposed of by the corporation pursuant to appropriate action by the Board of Directors, to such parties and upon such terms as the Board of Directors shall deem proper.


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




          (h) The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned or capital surplus available therefore and to the extent otherwise permitted by law.

          (i) Any Director may be removed with cause by a majority vote of the entire Board of Directors.

     8. To the fullest extent that the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of Directors, a Director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act, as the same exists or hereafter may be amended. If the Tennessee Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Tennessee Business Corporation Act. This Paragraph 8 shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this Paragraph 8 became effective, if such a limitation or elimination of liability of a Director for such acts or omission is prohibited by Tennessee law as then in effect. Any repeal or modification of this Paragraph 8 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the corporation existing at the time of such repeal or modification.


April 26, 1988                 C B &T, Inc.


                               By: /s/ Jeffrey A. Golden
                                   ---------------------------------------------
                                   Jeffrey A. Golden
                                   Title:  President and Chief Executive Officer

                          CERTIFICATE OF RESTATEMENT OF
                            CHARTER OF C B & T, INC.



     C B & T, Inc. (the "corporation") hereby certifies that the Amended and Restated Charter of the corporation contains amendments to the charter of the corporation requiring shareholder approval, and that the Amended and Restated Charter was duly adopted by vote of the corporation's shareholders at its annual meeting on April 12, 1988.


April 26, 1988                 C B & T, Inc.


                               By: /s/ Jeffrey A. Golden
                                   ---------------------------------------------
                                   Jeffrey A. Golden
                                   Title:  President and Chief Executive Officer





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